Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2022 Financial Results

Select Third Quarter 2022 Financial Highlights

•
Net income of $22.7 million, or $0.61 per diluted share
•
Net interest income of $68.9 million and $12.0 million of non-interest income
•
Total revenue1 of $80.9 million
•
Net interest margin of 4.04%
•
Return on average assets of 1.26%
•
Efficiency ratio of 55.11%
•
Originated loans and leases increased $134.3 million, loan and lease production, net of loan sales of $303.2 million
•
Total deposits increased $224.1 million to $5.6 billion
•
Common Equity Tier 1 to risk weighted assets of 10.24%

Chicago, IL, October 27, 2022 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $22.7 million, or $0.61 per diluted share, for the third quarter of 2022 compared with net income of $20.3 million, or $0.54 per diluted share, for the second quarter of 2022, and net income of $25.3 million, or $0.66 per diluted share, for the third quarter 2021.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “Byline delivered a strong third quarter with record revenues, driven by expansion in net interest income supported by loan, lease and deposit growth and the benefit of higher interest rates. We continue to focus on maintaining a healthy balance sheet and strong capital and liquidity positions. Given the uncertain economic environment, we are preparing for a range of possible outcomes and will continue to manage the bank in a prudent, disciplined manner. I want to thank our employees for their dedication to helping our customers, communities, and shareholders.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “Our performance was balanced and resilient in an uncertain and difficult environment, delivering solid financial results for the third quarter. Our net interest margin increased and thanks to our bankers and team members, we continued to experience healthy growth on our balance sheet. While the loan and lease portfolio continues to perform well, we believe our consistently strong underwriting and credit risk management practices prepare us well for changes in the business cycle.”

Board Declares Cash Dividend of $0.09 per Share

On October 25, 2022, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on November 22, 2022, to stockholders of record of the Company's common stock as of November 8, 2022.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$77,522	$210	1.08%	$66,034	$74	0.45%	$40,088	$19	0.19%
Loans and leases(1)	5,218,135	72,824	5.54%	5,009,077	59,674	4.78%	4,539,111	56,291	4.92%
Taxable securities	1,302,375	6,014	1.83%	1,330,200	5,904	1.78%	1,309,802	5,472	1.66%
Tax-exempt securities(2)	162,591	1,083	2.64%	168,567	1,131	2.69%	187,064	1,254	2.66%
Total interest-earning assets	$6,760,623	$80,131	4.70%	$6,573,878	$66,783	4.07%	$6,076,065	$63,036	4.12%
Allowance for loan and lease losses	(62,733)			(59,883)			(61,528)
All other assets	447,299			461,730			546,331
TOTAL ASSETS	$7,145,189			$6,975,725			$6,560,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$583,777	$1,077	0.73%	$615,831	$415	0.27%	$653,543	$228	0.14%
Money market accounts	1,391,923	3,358	0.96%	1,307,320	1,194	0.37%	1,031,009	280	0.11%
Savings	673,966	247	0.15%	664,954	83	0.05%	625,037	75	0.05%
Time deposits	687,124	1,289	0.74%	627,199	436	0.28%	709,805	403	0.23%
Total interest-bearing deposits	3,336,790	5,971	0.71%	3,215,304	2,128	0.27%	3,019,394	986	0.13%
Other borrowings	607,471	3,232	2.11%	497,082	1,083	0.87%	426,284	349	0.33%
Federal funds purchased	—	—	0.00%	2,527	14	2.32%	—	—	0.00%
Subordinated notes and debentures	110,799	1,825	6.54%	110,649	1,694	6.14%	110,195	1,592	5.73%
Total borrowings	718,270	5,057	2.79%	610,258	2,791	1.83%	536,479	1,941	1.44%
Total interest-bearing liabilities	$4,055,060	$11,028	1.08%	$3,825,562	$4,919	0.52%	$3,555,873	$2,927	0.33%
Non-interest-bearing demand deposits	2,198,095			2,265,426			2,106,189
Other liabilities	116,676			104,085			75,052
Total stockholders’ equity	775,358			780,652			823,754
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,145,189			$6,975,725			$6,560,868
Net interest spread(3)			3.62%			3.55%			3.79%
Net interest income, fully taxable equivalent		$69,103			$61,864			$60,109
Net interest margin, fully taxable equivalent(2)(4)			4.05%			3.77%			3.92%
Less: Tax-equivalent adjustment		228	0.01%		237	0.01%		264	0.01%
Net interest income		$68,875			$61,627			$59,845
Net interest margin(4)			4.04%			3.76%			3.91%

Net loan accretion impact on margin		$1,559	0.09%		$1,383	0.08%		$1,638	0.11%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				September 30, 2022
	Three Months Ended			Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2022	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$72,824	$59,674	$56,291	22.0%	29.4%
Interest on securities	6,402	6,264	5,534	2.2%	15.7%
Other interest and dividend income	677	608	947	11.4%	(28.5)%
Total interest and dividend income	79,903	66,546	62,772	20.1%	27.3%
INTEREST EXPENSE
Deposits	5,971	2,128	986	180.6%	505.6%
Other borrowings	3,232	1,097	349	194.5%	824.8%
Subordinated notes and debentures	1,825	1,694	1,592	7.8%	14.7%
Total interest expense	11,028	4,919	2,927	124.2%	276.8%
Net interest income	$68,875	$61,627	$59,845	11.8%	15.1%

Net interest income for the third quarter of 2022 was $68.9 million, an increase of $7.2 million, or 11.8%, from the second quarter of 2022, driven mainly by the rising interest rate environment.

The increase in net interest income was primarily due to:

•
An increase of $13.2 million in interest income and fees on loans and leases due to higher yields and growth in the originated loan and lease portfolio.

Partially offset by:

•
An increase of $3.8 million in deposit interest expense due to higher rates paid on deposits and growth in interest-bearing deposits; and
•
An increase of $2.1 million in interest expense on other borrowings due to rates paid on higher average balances of FHLB advances.

Tax-equivalent net interest margin for the third quarter of 2022 was 4.05%, an increase of 28 basis points compared to the second quarter of 2022. Total net accretion income on acquired loans contributed nine basis points to the net interest margin for the third quarter of 2022 compared to eight basis points for the second quarter of 2022, an increase of one basis point.

The average cost of total deposits was 0.43% for the third quarter of 2022, an increase of 27 basis points compared to the second quarter of 2022. Average non-interest-bearing demand deposits were 39.7% of average total deposits for the third quarter of 2022 compared to 41.3% during the second quarter of 2022.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.2 million for the third quarter of 2022, a decrease of $1.7 million compared to $5.9 million for the second quarter of 2022. The decrease in provision during the third quarter of 2022 was primarily driven by lower growth in the originated loan and lease portfolio, which reduced the impact of qualitative factors surrounding the macroeconomic environment and rising interest rates. This decrease was partially offset by increases in specific reserves on impaired loans.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

				September 30, 2022
	Three Months Ended			Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST INCOME
Fees and service charges on deposits	$2,128	$2,059	$1,867	3.4%	14.0%
Loan servicing revenue	3,422	3,384	3,344	1.1%	2.4%
Loan servicing asset revaluation	(2,342)	(4,636)	(2,650)	(49.5)%	(11.6)%
ATM and interchange fees	1,007	1,131	1,201	(11.0)%	(16.1)%
Net realized gains (losses) on securities available-for-sale	(2)	52	130	NM	NM
Change in fair value of equity securities, net	(581)	(697)	(275)	(16.7)%	111.0%
Net gains on sales of loans	5,580	9,983	12,761	(44.1)%	(56.3)%
Wealth management and trust income	995	900	815	10.7%	22.2%
Other non-interest income	1,785	1,985	1,302	(10.2)%	37.0%
Total non-interest income	$11,992	$14,161	$18,495	(15.3)%	(35.2)%

Non-interest income for the third quarter of 2022 was $12.0 million, a decrease of $2.2 million or 15.3%, compared to $14.2 million for the second quarter of 2022.

The decrease in total non-interest income was primarily due to:

•
A decrease of $4.4 million in net gains on sales of loans due to lower volume of loan sales and lower average premiums.

Partially offset by:

•
A decrease of $2.3 million in the downward valuation adjustment to the loan servicing asset, due to changes in discount rates and lower prepayments compared to the prior quarter.

During the third quarter of 2022, we sold $75.4 million of U.S. government guaranteed loans compared to $118.5 million during the second quarter of 2022.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

				September 30, 2022
	Three Months Ended			Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2022	2022	2021	2022	2021
NON-INTEREST EXPENSE
Salaries and employee benefits	$29,587	$27,697	$25,978	6.8%	13.9%
Occupancy and equipment expense, net	3,919	4,409	4,982	(11.1)%	(21.3)%
Impairment charge on assets held for sale	—	—	1,434	NM	NM
Loan and lease related expenses	530	942	1,175	(43.6)%	(54.8)%
Legal, audit and other professional fees	2,733	1,820	2,710	50.1%	0.8%
Data processing	3,370	3,396	3,108	(0.8)%	8.4%
Net loss recognized on other real estate owned and other related expenses	275	158	42	74.4%	NM
Other intangible assets amortization expense	1,611	1,868	1,738	(13.7)%	(7.3)%
Other non-interest expense	4,153	3,483	3,013	19.2%	37.9%
Total non-interest expense	$46,178	$43,773	$44,180	5.5%	4.5%

Non-interest expense for the third quarter of 2022 was $46.2 million, an increase of $2.4 million, or 5.5%, from $43.8 million for the second quarter of 2022.

The increase in total non-interest expense was primarily due to:

•
An increase of $1.9 million in salaries and employee benefits due to increased headcount and higher commissions;

Byline Bancorp, Inc.

•
An increase of $913,000 in legal, audit and other professional fees related to higher second quarter reimbursements; and
•
An increase of $670,000 in other non-interest expense mainly related to new advertising campaigns.

Partially offset by:

•
A decrease of $490,000 in occupancy and equipment expense, net, due to the impact from branch consolidations.

Our efficiency ratio was 55.11% for the third quarter of 2022 compared to 55.29% for the second quarter of 2022.

INCOME TAXES

We recorded income tax expense of $7.9 million during the third quarter of 2022, compared to $5.8 million during the second quarter of 2022. The effective tax rate was 25.7% and 22.3% for the third quarter of 2022 and second quarter of 2022, respectively. The increase in the effective tax rate is a result of tax benefits related to share-based compensation taken during the second quarter.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $7.3 billion at September 30, 2022, an increase of $145.9 million compared to $7.1 billion at June 30, 2022.

The current quarter increase was primarily due to:

•
An increase in net loans and leases of $105.2 million primarily due to growth in originated commercial and industrial loans and the lease financing receivables portfolio.

Partially offset by:

•
A decrease in securities available-for-sale of $91.5 million primarily due to changes in market value.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	September 30, 2022		June 30, 2022		September 30, 2021
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,652,890	31.3%	$1,672,438	32.4%	$1,298,454	28.2%
Residential real estate	410,285	7.8%	401,095	7.7%	387,578	8.4%
Construction, land development, and other land	456,463	8.7%	434,132	8.4%	336,460	7.3%
Commercial and industrial	1,938,320	36.7%	1,861,582	36.0%	1,480,076	32.1%
Paycheck Protection Program	1,522	0.0%	10,391	0.2%	268,081	5.8%
Installment and other	1,016	0.0%	926	0.0%	998	0.0%
Leasing financing receivables	492,744	9.3%	438,379	8.5%	331,149	7.2%
Total originated loans and leases	$4,953,240	93.8%	$4,818,943	93.2%	$4,102,796	89.0%
Acquired impaired loans
Commercial real estate	$56,974	1.1%	$60,075	1.2%	$84,821	1.8%
Residential real estate	37,246	0.7%	39,902	0.8%	61,893	1.3%
Construction, land development, and other land	1,144	0.0%	1,184	0.0%	1,746	0.1%
Commercial and industrial	3,029	0.1%	3,232	0.1%	6,651	0.1%
Installment and other	153	0.0%	157	0.0%	169	0.0%
Total acquired impaired loans	$98,546	1.9%	$104,550	2.1%	$155,280	3.3%
Acquired non-impaired loans and leases
Commercial real estate	$159,130	3.0%	$167,425	3.2%	$235,103	5.1%
Residential real estate	34,313	0.7%	40,174	0.8%	58,283	1.3%
Construction, land development, and other land	—	0.0%	191	0.0%	206	0.0%
Commercial and industrial	26,959	0.5%	32,569	0.6%	49,678	1.1%
Installment and other	199	0.0%	227	0.0%	275	0.0%
Leasing financing receivables	3,084	0.1%	3,992	0.1%	7,607	0.2%
Total acquired non-impaired loans and leases	$223,685	4.3%	$244,578	4.7%	$351,152	7.7%
Total loans and leases	$5,275,471	100.0%	$5,168,071	100.0%	$4,609,228	100.0%
Allowance for loan and lease losses	(64,655)		(62,436)		(60,598)
Total loans and leases, net of allowance for loan and lease losses	$5,210,816		$5,105,635		$4,548,630

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				September 30, 2022
				Change from
(dollars in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	June 30, 2022	September 30, 2021
Non-performing assets:
Non-accrual loans and leases	$35,165	$33,944	$34,465	3.6%	2.0%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$35,165	$33,944	$34,465	3.6%	2.0%
Other real estate owned	4,402	4,749	3,033	(7.3)%	45.1%
Total non-performing assets	$39,567	$38,693	$37,498	2.3%	5.5%
Accruing troubled debt restructured loans (1)	$737	$1,358	$2,366	(45.8)%	(68.8)%
Total non-performing loans and leases as a percentage of total loans and leases	0.67%	0.66%	0.75%
Total non-performing assets as a percentage of total assets	0.54%	0.54%	0.56%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	183.86%	183.94%	175.82%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$1,676	$1,731	$6,326	(3.2)%	(73.5)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$1,676	$1,731	$6,326	(3.2)%	(73.5)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.63%	0.62%	0.61%
Total non-performing assets not guaranteed as a percentage of total assets	0.52%	0.52%	0.46%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Byline Bancorp, Inc.

Variances in non-performing assets were:

•
Non-performing loans and leases were $35.2 million at September 30, 2022, an increase of $1.2 million from $33.9 million at June 30, 2022, primarily due to one new conventional non-performing relationship.
•
Other real estate owned was $4.4 million at September 30, 2022, a decrease of $347,000 from $4.7 million at June 30, 2022, primarily due to the sale of one property.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	September 30,		June 30,		September 30,
(dollars in thousands)	2022		2022		2021
Allowance for loan and lease losses, beginning of period	$62,436		$59,458		$61,719
Provision for loan and lease losses	4,176		5,908		352
Net charge-offs of loans and leases	(1,957)		(2,930)		(1,473)
Allowance for loan and lease losses, end of period	$64,655		$62,436		$60,598

Allowance for loan and lease losses to period end total loans and leases held for investment	1.23%		1.21%		1.31%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.15%		0.24%		0.13%
Provision for loan and lease losses to net charge-offs during the period	2.13	x	2.02	x	0.24	x
The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.23% at September 30, 2022 compared to 1.21% at June 30, 2022, primarily due to higher provision to net charge-offs for the third quarter 2022.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, otherwise known as "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. The Company will adopt the standard on December 31, 2022. The new guidance may result in an increase in the allowance for loan and lease losses, which will reflect the requirement to include expected losses on purchased credit-impaired loans. The extent of the increase will depend on the composition of the loan and lease portfolio, as well as the economic conditions and forecasts as of the adoption date.

Net Charge-Offs

Net charge-offs during the third quarter of 2022 were $2.0 million, or 0.15% of average loans and leases, on an annualized basis, a decrease of $973,000 compared to $2.9 million, or 0.24% of average loans and leases, during the second quarter of 2022, and an increase of $484,000 from $1.5 million or 0.13% of average loans and leases from the comparable period a year ago.

Net charge-offs for the third quarter of 2022 included $1.9 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the second quarter of 2022 and third quarter of 2021 included $2.7 million and $1.3 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				September 30, 2022
				Change from
(dollars in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	June 30, 2022	September 30, 2021
Non-interest-bearing demand deposits	$2,142,183	$2,180,927	$2,117,749	(1.8)%	1.2%
Interest-bearing checking accounts	616,139	535,856	652,824	15.0%	(5.6)%
Money market demand accounts	1,485,815	1,323,287	1,057,419	12.3%	40.5%
Other savings	669,734	669,164	627,294	0.1%	6.8%
Time deposits (below $250,000)	586,198	544,759	553,364	7.6%	5.9%
Time deposits ($250,000 and above)	112,387	134,384	149,628	(16.4)%	(24.9)%
Total deposits	$5,612,456	$5,388,377	$5,158,278	4.2%	8.8%

Total deposits increased to $5.6 billion at September 30, 2022 compared to $5.4 billion at June 30, 2022. Non-interest-bearing deposits were 38.2% and 40.5% of total deposits at September 30, 2022 and June 30, 2022, respectively.

The increase in deposits in the current quarter was primarily due to:

•
An increase in money market demand accounts of $162.5 million, due to increases in consumer deposits; and
•
An increase in interest bearing checking accounts of $80.3 million, principally due to increases in commercial deposits.

Total borrowings and other liabilities were $917.6 million at September 30, 2022, a decrease of $60.6 million from $978.2 million at June 30, 2022, primarily driven by decreases in Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $747.6 million at September 30, 2022, a decrease of $17.6 million from $765.2 million at June 30, 2022. The decrease was primarily due to an increase in accumulated other comprehensive loss.

Under its stock repurchase program, the Company repurchased 174,249 shares of its common stock at an average price of $23.84 per share during the third quarter of 2022.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of September 30, 2022:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
September 30, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$873,588	13.02%	$536,609	8.00%	N/A	N/A
Bank	825,499	12.35%	534,820	8.00%	$668,525	10.00%
Tier 1 capital to risk weighted assets:
Company	$731,606	10.91%	$402,457	6.00%	N/A	N/A
Bank	$758,517	11.35%	401,115	6.00%	$534,820	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$686,606	10.24%	$301,842	4.50%	N/A	N/A
Bank	758,517	11.35%	300,836	4.50%	$434,541	6.50%
Tier 1 capital to average assets:
Company	$731,606	10.30%	$284,252	4.00%	N/A	N/A
Bank	758,517	10.69%	$283,789	4.00%	$354,736	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 28, 2022 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 518637. A recorded replay can be accessed through November 11, 2022 by dialing (866) 813-9403; passcode: 271643.

A slide presentation relating to our third quarter 2022 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.3 billion in assets and operates more than 30 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
ASSETS
Cash and due from banks	$56,546	$58,844	$48,015	$35,247	$46,900
Interest bearing deposits with other banks	159,744	83,057	105,564	122,684	95,978
Cash and cash equivalents	216,290	141,901	153,579	157,931	142,878
Equity and other securities, at fair value	7,279	7,860	10,677	10,578	10,299
Securities available-for-sale, at fair value	1,181,654	1,273,138	1,369,368	1,454,542	1,427,605
Securities held-to-maturity, at amortized cost	3,877	3,880	3,882	3,885	3,887
Restricted stock, at cost	27,077	30,002	13,977	22,002	15,927
Loans held for sale	33,975	17,284	39,520	64,460	48,372
Loans and leases:
Loans and leases	5,275,471	5,168,071	4,789,068	4,537,128	4,609,228
Allowance for loan and lease losses	(64,655)	(62,436)	(59,458)	(55,012)	(60,598)
Net loans and leases	5,210,816	5,105,635	4,729,610	4,482,116	4,548,630
Servicing assets, at fair value	21,127	22,155	24,497	23,744	23,597
Premises and equipment, net	59,049	60,773	62,281	62,548	76,995
Other real estate owned, net	4,402	4,749	2,221	2,112	3,033
Goodwill and other intangible assets, net	160,484	162,094	163,962	165,558	167,296
Bank-owned life insurance	81,592	81,100	80,604	80,039	60,992
Deferred tax assets, net	91,532	78,950	67,335	50,329	45,165
Accrued interest receivable and other assets	178,433	142,196	113,123	116,328	129,775
Total assets	$7,277,587	$7,131,717	$6,834,636	$6,696,172	$6,704,451
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,142,183	$2,180,927	$2,281,612	$2,158,420	$2,117,749
Interest-bearing deposits	3,470,273	3,207,450	3,248,490	2,996,627	3,040,529
Total deposits	5,612,456	5,388,377	5,530,102	5,155,047	5,158,278
Other borrowings	653,954	748,092	311,450	519,723	539,119
Subordinated notes, net	73,648	73,604	73,560	73,517	73,473
Junior subordinated debentures issued to capital trusts, net	37,232	37,123	37,011	36,906	36,796
Accrued expenses and other liabilities	152,732	119,360	93,842	74,597	72,367
Total liabilities	6,530,022	6,366,556	6,045,965	5,859,790	5,880,033
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	10,438	10,438
Common stock	389	388	388	387	386
Additional paid-in capital	597,049	595,938	595,006	593,753	592,192
Retained earnings	326,560	307,278	290,397	271,676	258,077
Treasury stock	(51,535)	(47,181)	(40,732)	(31,570)	(31,161)
Accumulated other comprehensive loss, net of tax	(124,898)	(91,262)	(56,388)	(8,302)	(5,514)
Total stockholders’ equity	747,565	765,161	788,671	836,382	824,418
Total liabilities and stockholders’ equity	$7,277,587	$7,131,717	$6,834,636	$6,696,172	$6,704,451

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Nine Months Ended
(dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share data)	2022	2022	2022	2021	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$72,824	$59,674	$55,426	$58,570	$56,291	$187,924	$164,423
Interest on securities	6,402	6,264	6,155	5,619	5,534	18,821	17,982
Other interest and dividend income	677	608	237	495	947	1,522	1,837
Total interest and dividend income	79,903	66,546	61,818	64,684	62,772	208,267	184,242
INTEREST EXPENSE
Deposits	5,971	2,128	1,087	1,037	986	9,186	3,465
Other borrowings	3,232	1,097	395	330	349	4,724	1,333
Subordinated notes and debentures	1,825	1,694	1,600	1,589	1,592	5,119	4,785
Total interest expense	11,028	4,919	3,082	2,956	2,927	19,029	9,583
Net interest income	68,875	61,627	58,736	61,728	59,845	189,238	174,659
PROVISION/(RECAPTURE) FOR LOAN AND LEASE LOSSES	4,176	5,908	4,995	(1,293)	352	15,079	2,750
Net interest income after provision/(recapture) for loan and lease losses	64,699	55,719	53,741	63,021	59,493	174,159	171,909
NON-INTEREST INCOME
Fees and service charges on deposits	2,128	2,059	1,884	1,955	1,867	6,071	5,299
Loan servicing revenue	3,422	3,384	3,380	3,392	3,344	10,186	9,301
Loan servicing asset revaluation	(2,342)	(4,636)	(1,231)	(2,510)	(2,650)	(8,209)	(4,148)
ATM and interchange fees	1,007	1,131	1,049	1,219	1,201	3,187	3,257
Net realized gains (losses) on securities available-for-sale	(2)	52	—	(21)	130	50	1,456
Change in fair value of equity securities, net	(581)	(697)	(35)	(98)	(275)	(1,313)	36
Net gains on sales of loans	5,580	9,983	10,827	12,924	12,761	26,390	33,350
Wealth management and trust income	995	900	1,048	764	815	2,943	2,305
Other non-interest income	1,785	1,985	2,504	1,389	1,302	6,274	4,383
Total non-interest income	11,992	14,161	19,426	19,014	18,495	45,579	55,239
NON-INTEREST EXPENSE
Salaries and employee benefits	29,587	27,697	28,959	28,850	25,978	86,243	72,372
Occupancy and equipment expense, net	3,919	4,409	5,128	4,995	4,982	13,456	15,617
Impairment charge on assets held for sale	—	—	—	8,351	1,434	—	3,981
Loan and lease related expenses	530	942	(891)	2,328	1,175	581	3,629
Legal, audit, and other professional fees	2,733	1,820	2,600	2,376	2,710	7,153	7,822
Data processing	3,370	3,396	3,186	3,070	3,108	9,952	8,710
Net loss recognized on other real estate owned and other related expenses	275	158	54	26	42	487	1,052
Other intangible assets amortization expense	1,611	1,868	1,596	1,738	1,738	5,075	5,335
Other non-interest expense	4,153	3,483	3,923	7,234	3,013	11,559	7,485
Total non-interest expense	46,178	43,773	44,555	58,968	44,180	134,506	126,003
INCOME BEFORE PROVISION FOR INCOME TAXES	30,513	26,107	28,612	23,067	33,808	85,232	101,145
PROVISION FOR INCOME TAXES	7,857	5,824	6,301	5,878	8,502	19,982	25,549
NET INCOME	22,656	20,283	22,311	17,189	25,306	65,250	75,596
Dividends on preferred shares	—	—	196	196	196	196	587
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$22,656	$20,283	$22,115	$16,993	$25,110	$65,054	$75,009
EARNINGS PER COMMON SHARE
Basic	$0.61	$0.55	$0.60	$0.46	$0.68	$1.76	$1.99
Diluted	$0.61	$0.54	$0.58	$0.45	$0.66	$1.73	$1.95

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
and per share data)	2022	2022	2022	2021	2021	2022	2021

Earnings per Common Share
Basic earnings per common share	$0.61	$0.55	$0.60	$0.46	$0.68	$1.76	$1.99
Diluted earnings per common share	$0.61	$0.54	$0.58	$0.45	$0.66	$1.73	$1.95
Adjusted diluted earnings per common share(1)(2)(3)(4)	$0.61	$0.54	$0.58	$0.69	$0.69	$1.73	$2.02
Weighted average common shares outstanding (basic)	36,851,973	37,064,795	37,123,161	37,124,176	37,200,778	37,012,316	37,773,350
Weighted average common shares outstanding (diluted)	37,371,159	37,612,268	38,042,822	37,999,401	38,018,301	37,581,866	38,523,112
Common shares outstanding	37,465,902	37,669,102	37,811,582	37,713,903	37,690,087	37,465,902	37,690,087
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.09	$0.27	$0.21
Dividend payout ratio on common stock	14.75%	16.67%	15.52%	20.00%	13.64%	15.61%	10.77%
Tangible book value per common share(1)	$15.67	$16.01	$16.52	$17.51	$17.16	$15.67	$17.16
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	4.05%	3.77%	3.82%	3.97%	3.92%	3.88%	3.82%
Average cost of deposits	0.43%	0.16%	0.08%	0.08%	0.08%	0.22%	0.09%
Efficiency ratio(2)	55.11%	55.29%	54.96%	70.88%	54.18%	55.12%	52.49%
Adjusted efficiency ratio(1)(2)(3)	55.11%	55.29%	54.96%	55.46%	52.35%	55.12%	50.76%
Non-interest expense to average assets	2.56%	2.52%	2.69%	3.49%	2.67%	2.59%	2.54%
Adjusted non-interest expense to average assets(1)(3)	2.56%	2.52%	2.69%	2.76%	2.58%	2.59%	2.46%
Return on average stockholders' equity	11.59%	10.42%	10.87%	8.13%	12.19%	10.96%	12.42%
Adjusted return on average stockholders' equity(1)(3)(4)	11.59%	10.42%	10.87%	12.42%	12.69%	10.96%	12.90%
Return on average assets	1.26%	1.17%	1.35%	1.02%	1.53%	1.26%	1.53%
Adjusted return on average assets(1)(3)(4)	1.26%	1.17%	1.35%	1.56%	1.59%	1.26%	1.58%
Non-interest income to total revenues(1)	14.83%	18.69%	24.85%	23.55%	23.61%	19.41%	24.03%
Pre-tax pre-provision return on average assets(1)	1.93%	1.84%	2.03%	1.29%	2.07%	1.93%	2.10%
Adjusted pre-tax pre-provision return on average assets(1)(3)	1.93%	1.84%	2.03%	2.03%	2.15%	1.93%	2.18%
Return on average tangible common stockholders' equity(1)	15.40%	14.06%	14.36%	10.94%	16.22%	14.60%	16.66%
Adjusted return on average tangible common stockholders' equity(1)(3)	15.40%	14.06%	14.36%	16.38%	16.86%	14.60%	17.27%
Non-interest-bearing deposits to total deposits	38.17%	40.47%	41.26%	41.87%	41.06%	38.17%	41.06%
Loans and leases held for sale and loans and lease held for investment to total deposits	94.60%	96.23%	87.31%	89.26%	90.29%	94.60%	90.29%
Deposits to total liabilities	85.95%	84.64%	91.47%	87.97%	87.73%	85.95%	87.73%
Deposits per branch	$147,696	$141,799	$125,684	$117,160	$117,234	$147,696	$117,234
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.67%	0.66%	0.42%	0.51%	0.75%	0.67%	0.75%
ALLL to total loans and leases held for investment, net before ALLL	1.23%	1.21%	1.24%	1.21%	1.31%	1.23%	1.31%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.15%	0.24%	0.05%	0.37%	0.13%	0.15%	0.25%
Acquisition accounting adjustments(4)	$2,537	$3,050	$3,364	$4,769	$6,327	$2,537	$6,327
Capital Ratios
Common equity to total assets	10.27%	10.73%	11.54%	12.33%	12.14%	10.27%	12.14%
Tangible common equity to tangible assets(1)	8.25%	8.65%	9.36%	10.11%	9.89%	8.25%	9.89%
Leverage ratio	10.30%	10.34%	10.70%	10.89%	11.21%	10.30%	11.21%
Common equity tier 1 capital ratio	10.24%	10.26%	10.75%	11.39%	11.32%	10.24%	11.32%
Tier 1 capital ratio	10.91%	10.95%	11.49%	12.37%	12.32%	10.91%	12.32%
Total capital ratio	13.02%	13.09%	13.72%	14.70%	14.78%	13.02%	14.78%
(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Nine Months Ended September 30,
	2022			2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$72,802	$313	0.58%	$56,926	$75	0.18%
Loans and leases(1)	4,967,769	187,924	5.06%	4,487,909	164,423	4.90%
Taxable securities	1,323,838	17,393	1.76%	1,405,390	16,798	1.60%
Tax-exempt securities(2)	166,911	3,338	2.67%	184,826	3,729	2.70%
Total interest-earning assets	$6,531,320	$208,968	4.28%	$6,135,051	$185,025	4.03%
Allowance for loan and lease losses	(59,526)			(64,768)
All other assets	472,115			552,660
TOTAL ASSETS	$6,943,909			$6,622,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$592,985	$1,670	0.38%	$609,444	$647	0.14%
Money market accounts	1,318,725	5,026	0.51%	1,068,770	940	0.12%
Savings	662,820	406	0.08%	603,366	214	0.05%
Time deposits	658,893	2,084	0.42%	734,708	1,664	0.30%
Total interest-bearing deposits	3,233,423	9,186	0.38%	3,016,288	3,465	0.15%
Other borrowings	466,194	4,710	1.35%	572,018	1,333	0.31%
Federal funds purchased	842	14	2.32%	—	—	0.00%
Subordinated notes and debentures	110,648	5,119	6.19%	110,029	4,785	5.81%
Total borrowings	577,684	9,843	2.28%	682,047	6,118	1.20%
Total interest-bearing liabilities	$3,811,107	$19,029	0.67%	$3,698,335	$9,583	0.35%
Non-interest-bearing demand deposits	2,237,002			2,039,242
Other liabilities	99,951			71,737
Total stockholders’ equity	795,849			813,629
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,943,909			$6,622,943
Net interest spread(3)			3.61%			3.68%
Net interest income, fully taxable equivalent		$189,939			$175,442
Net interest margin, fully taxable equivalent(2)(4)			3.88%			3.82%
Less: Tax-equivalent adjustment		701	0.01%		783	0.01%
Net interest income		$189,238			$174,659
Net interest margin(4)			3.87%			3.81%

Net loan accretion impact on margin		$4,418	0.09%		$5,001	0.11%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021	2022	2021
Net income and earnings per share excluding significant items
Reported Net Income	$22,656	$20,283	$22,311	$17,189	$25,306	$65,250	$75,596
Significant items:
Impairment charges on assets held for sale and ROU asset	—	—	—	12,449	1,434	—	3,981
Tax benefit	—	—	—	(3,377)	(390)	—	(1,085)
Adjusted Net Income	$22,656	$20,283	$22,311	$26,261	$26,350	$65,250	$78,492
Reported Diluted Earnings per Share	$0.61	$0.54	$0.58	$0.45	$0.66	$1.73	$1.95
Significant items:
Impairment charges on assets held for sale and ROU asset	—	—	—	0.33	0.04	—	0.10
Tax benefit	—	—	—	(0.09)	(0.01)	—	(0.03)
Adjusted Diluted Earnings per Share	$0.61	$0.54	$0.58	$0.69	$0.69	$1.73	$2.02

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except per share data,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ratios annualized, where applicable)	2022	2022	2022	2021	2021	2022	2021
Adjusted non-interest expense:
Non-interest expense	$46,178	$43,773	$44,555	$58,968	$44,180	$134,506	$126,003
Less: Significant items
Impairment charges on assets held for sale and ROU asset	—	—	—	12,449	1,434	—	3,981
Adjusted non-interest expense	$46,178	$43,773	$44,555	$46,519	$42,746	$134,506	$122,022
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$46,178	$43,773	$44,555	$46,519	$42,746	$134,506	$122,022
Less: Amortization of intangible assets	1,611	1,868	1,596	1,738	1,738	5,075	5,335
Adjusted non-interest expense excluding amortization of intangible assets	$44,567	$41,905	$42,959	$44,781	$41,008	$129,431	$116,687
Pre-tax pre-provision net income:
Pre-tax income	$30,513	$26,107	$28,612	$23,067	$33,808	$85,232	$101,145
Add: Provision/(recapture) for loan and lease losses	4,176	5,908	4,995	(1,293)	352	15,079	2,750
Pre-tax pre-provision net income	$34,689	$32,015	$33,607	$21,774	$34,160	$100,311	$103,895
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$34,689	$32,015	$33,607	$21,774	$34,160	$100,311	$103,895
Impairment charges on assets held for sale and ROU asset	—	—	—	12,449	1,434	—	3,981
Adjusted pre-tax pre-provision net income	$34,689	$32,015	$33,607	$34,223	$35,594	$100,311	$107,876
Tax equivalent net interest income
Net interest income	$68,875	$61,627	$58,736	$61,728	$59,845	$189,238	$174,659
Add: Tax-equivalent adjustment	228	237	236	256	264	701	783
Net interest income, fully taxable equivalent	$69,103	$61,864	$58,972	$61,984	$60,109	$189,939	$175,442
Total revenue:
Net interest income	$68,875	$61,627	$58,736	$61,728	$59,845	$189,238	$174,659
Add: Non-interest income	11,992	14,161	19,426	19,014	18,495	45,579	55,239
Total revenue	$80,867	$75,788	$78,162	$80,742	$78,340	$234,817	$229,898
Tangible common stockholders' equity:
Total stockholders' equity	$747,565	$765,161	$788,671	$836,382	$824,418	$747,565	$824,418
Less: Preferred stock	—	—	—	10,438	10,438	—	10,438
Less: Goodwill and other intangibles	160,484	162,094	163,962	165,558	167,296	160,484	167,296
Tangible common stockholders' equity	$587,081	$603,067	$624,709	$660,386	$646,684	$587,081	$646,684
Tangible assets:
Total assets	$7,277,587	$7,131,717	$6,834,636	$6,696,172	$6,704,451	$7,277,587	$6,704,451
Less: Goodwill and other intangibles	160,484	162,094	163,962	165,558	167,296	160,484	167,296
Tangible assets	$7,117,103	$6,969,623	$6,670,674	$6,530,614	$6,537,155	$7,117,103	$6,537,155
Average tangible common stockholders' equity:
Average total stockholders' equity	$775,358	$780,652	$832,161	$838,975	$823,754	$795,849	$813,629
Less: Average preferred stock	—	—	9,974	10,438	10,438	3,288	10,438
Less: Average goodwill and other intangibles	161,292	163,068	164,837	166,396	168,140	163,053	169,934
Average tangible common stockholders' equity	$614,066	$617,584	$657,350	$662,141	$645,176	$629,508	$633,257
Average tangible assets:
Average total assets	$7,145,189	$6,975,725	$6,705,986	$6,699,069	$6,560,868	$6,943,909	$6,622,943
Less: Average goodwill and other intangibles	161,292	163,068	164,837	166,396	168,140	163,053	169,934
Average tangible assets	$6,983,897	$6,812,657	$6,541,149	$6,532,673	$6,392,728	$6,780,856	$6,453,009
Tangible net income available to common stockholders:
Net income available to common stockholders	$22,656	$20,283	$22,115	$16,993	$25,110	$65,054	$75,009
Add: After-tax intangible asset amortization	1,174	1,361	1,163	1,266	1,265	3,698	3,881
Tangible net income available to common stockholders	$23,830	$21,644	$23,278	$18,259	$26,375	$68,752	$78,890
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$23,830	$21,644	$23,278	$18,259	$26,375	$68,752	$78,890
Impairment charges on assets held for sale and ROU asset	—	—	—	12,449	1,434	—	3,981
Tax benefit on significant items	—	—	—	(3,377)	(390)	—	(1,085)
Adjusted tangible net income available to common stockholders	$23,830	$21,644	$23,278	$27,331	$27,419	$68,752	$81,786

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and per share	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
data, ratios annualized, where applicable)	2022	2022	2022	2021	2021	2022	2021
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$34,689	$32,015	$33,607	$21,774	$34,160	$100,311	$103,895
Average total assets	7,145,189	6,975,725	6,705,986	6,699,069	6,560,868	6,943,909	6,622,943
Pre-tax pre-provision return on average assets	1.93%	1.84%	2.03%	1.29%	2.07%	1.93%	2.10%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$34,689	$32,015	$33,607	$34,223	$35,594	$100,311	$107,876
Average total assets	7,145,189	6,975,725	6,705,986	6,699,069	6,560,868	6,943,909	6,622,943
Adjusted pre-tax pre-provision return on average assets	1.93%	1.84%	2.03%	2.03%	2.15%	1.93%	2.18%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$69,103	$61,864	$58,972	$61,984	$60,109	$189,939	$175,442
Total average interest-earning assets	6,760,623	6,573,878	6,253,889	6,189,762	6,076,065	6,531,320	6,135,051
Net interest margin, fully taxable equivalent	4.05%	3.77%	3.82%	3.97%	3.92%	3.88%	3.82%
Non-interest income to total revenues:
Non-interest income	$11,992	$14,161	$19,426	$19,014	$18,495	$45,579	$55,239
Total revenues	80,867	75,788	78,162	80,742	78,340	234,817	229,898
Non-interest income to total revenues	14.83%	18.69%	24.85%	23.55%	23.61%	19.41%	24.03%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$46,178	$43,773	$44,555	$46,519	$42,746	$134,506	$122,022
Average total assets	7,145,189	6,975,725	6,705,986	6,699,069	6,560,868	6,943,909	6,622,943
Adjusted non-interest expense to average assets	2.56%	2.52%	2.69%	2.76%	2.58%	2.59%	2.46%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$44,567	$41,905	$42,959	$44,781	$41,008	$129,431	$116,687
Total revenues	80,867	75,788	78,162	80,742	78,340	234,817	229,898
Adjusted efficiency ratio	55.11%	55.29%	54.96%	55.46%	52.35%	55.12%	50.76%
Adjusted return on average assets:
Adjusted net income	$22,656	$20,283	$22,311	$26,261	$26,350	$65,250	$78,492
Average total assets	7,145,189	6,975,725	6,705,986	6,699,069	6,560,868	6,943,909	6,622,943
Adjusted return on average assets	1.26%	1.17%	1.35%	1.56%	1.59%	1.26%	1.58%
Adjusted return on average stockholders' equity:
Adjusted net income	$22,656	$20,283	$22,311	$26,261	$26,350	$65,250	$78,492
Average stockholders' equity	775,358	780,652	832,161	838,975	823,754	795,849	813,629
Adjusted return on average stockholders' equity	11.59%	10.42%	10.87%	12.42%	12.69%	10.96%	12.90%
Tangible common equity to tangible assets:
Tangible common equity	$587,081	$603,067	$624,709	$660,386	$646,684	$587,081	$646,684
Tangible assets	7,117,103	6,969,623	6,670,674	6,530,614	6,537,155	7,117,103	6,537,155
Tangible common equity to tangible assets	8.25%	8.65%	9.36%	10.11%	9.89%	8.25%	9.89%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$23,830	$21,644	$23,278	$18,259	$26,375	$68,752	$78,890
Average tangible common stockholders' equity	614,066	617,584	657,350	662,141	645,176	629,508	633,257
Return on average tangible common stockholders' equity	15.40%	14.06%	14.36%	10.94%	16.22%	14.60%	16.66%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$23,830	$21,644	$23,278	$27,331	$27,419	$68,752	$81,786
Average tangible common stockholders' equity	614,066	617,584	657,350	662,141	645,176	629,508	633,257
Adjusted return on average tangible common stockholders' equity	15.40%	14.06%	14.36%	16.38%	16.86%	14.60%	17.27%
Tangible book value per share:
Tangible common equity	$587,081	$603,067	$624,709	$660,386	$646,684	$587,081	$646,684
Common shares outstanding	37,465,902	37,669,102	37,811,582	37,713,903	37,690,087	37,465,902	37,690,087
Tangible book value per share	$15.67	$16.01	$16.52	$17.51	$17.16	$15.67	$17.16